UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No._)

[X]	Filed by the Registrant

[ ]	Filed by a Party other than the Registrant

Check the appropriate box:

	[ ]	Preliminary Proxy Statement
	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
	[ ]	Definitive Proxy Statement
	[X]	Definitive Additional Materials
	[ ]	Soliciting Material Pursuant to §240.14a-12

Zivo Bioscience, Inc.
(Name of Registrant as Specified In Its Charter)
______________________________________________________________________ (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ZIVO TO HOLD ITS ANNUAL MEETING MAY 1, 2019 AT THE DETROIT ATHLETIC CLUB

KEEGO HARBOR, Mich., (April 29, 2019) -- ZIVO Bioscience, Inc. (OTCMKTS:ZIVO) a Michigan-based biotech/agtech R&D company will hold the Annual Meeting of shareholders of Zivo Bioscience, Inc. on May 1, 2019 at The Detroit Athletic Club, 241 Madison Street, Detroit, Michigan 48226, on Wednesday, May 1, 2019 at 10:00 a.m. local time.  The Definitive Proxy Statement announcing the Annual Meeting was filed with the United States Securities and Exchange Commission on March 25, 2019.

The meeting will take place at The Detroit Athletic Club, 241 Madison Street, Detroit, Michigan 48226, on Wednesday, May 1, 2019 at 10:00 a.m. local time in the “Gearing Room” on the 7th Floor.

Please that The Detroit Athletic Club has a Dress Code, noted as follows:

For Men: Pressed collared shirt or turtleneck and tailored slacks; quarter-zip pullovers with collared shirt underneath preferred; collared golf shirt; tucked in shirttail and polo; tailored slacks with a finished hem.  No denim.

For Women: Blouse or sweater; slacks or long cropped pants; skirt not shorter than mid-thigh; leggings worn with mid-thigh length or longer skirt, dress or top.  No denim.

For those unable to attend in-person, we have the following call-in numbers:

Shareholder Meeting (10:00 a.m. – 11:30 a.m.):

Toll Free: 1-800-289-0438 / Toll/International: 1-786-789-4783.

Please note that there is not Code for this dial in.  The call-in numbers will be available at 9:50 AM.

About ZIVO Bioscience, Inc.

ZIVO Bioscience, Inc. (OTCQB:ZIVO) is a Michigan-based biotech company engaged in the investigation of the health and nutritional benefits of bioactive compounds derived from its proprietary algal cultures, and the development of natural bioactive compounds for use as dietary supplements and food ingredients, as well as biologically derived and synthetic candidates for medicinal and pharmaceutical applications in humans and animals, specifically focused on the general benefits of autoimmune and inflammatory response modulation.

Safe Harbor Statement

Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the timing of completion of a trial, actual future clinical trial results being different than the results the company has obtained to date, and the company's ability to secure funding. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and those actual results or developments may differ materially from those set forth in the forward-looking statements. The company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information or otherwise.

Contact:

Investor Relations
(248) 452 9866 ext. 150
ZIVO Bioscience, Inc.
Investor@zivobioscience.com

Source: ZIVO Bioscience, Inc.

Released April 29, 2019